UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2010, Hilltop Holdings Inc., or the Company, filed Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland, which was effective upon filing. The Articles Supplementary reclassified and designated 750,000 authorized but unissued shares of 8.25% Series A Cumulative Redeemable Preferred Stock of the Company as authorized but unissued shares of preferred stock of the Company.  The Company previously redeemed all of the issued and outstanding shares of its 8.25% Series A Cumulative Redeemable Preferred Stock. Accordingly, following the redemption and the filing of the Articles Supplementary, the Company has 10,000,000 shares of authorized but unissued shares of preferred stock, none of which are classified or designated.  A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

3.1	Articles Supplementary of Hilltop Holdings Inc. filed with the Department of Assessments and Taxation of the State of Maryland on December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	December 22, 2010	By:	/s/ COREY G. PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles Supplementary of Hilltop Holdings Inc. filed with the Department of Assessments and Taxation of the State of Maryland on December 20, 2010.